Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated October 27, 2021, with respect to the financial statements and financial highlights of Nuveen Equity Long/Short Fund, as of August 31, 2021, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Chicago, Illinois

December 28, 2021